EXHIBIT 99.1

News Release

NYSE:	BVC
Web Site:	www.bayviewcapital.com
Contact:	John Okubo
(650) 294-7778

FOR IMMEDIATE RELEASE

January 25, 2005

Bay View Capital Corporation Announces Fourth Quarter Results

     San Mateo, California – Bay View Capital Corporation (the “Company”) today reported a fourth quarter 2004 net loss of $1.1 million, or $0.17 per diluted share, compared to a third quarter 2004 net loss of $1.4 million, or $0.22 per diluted share, and a fourth quarter of 2003 net loss of $673 thousand, or $0.10 per diluted share. The per share data reflects the 1-for-10 reverse split effective June 30, 2004.

Results of Operations

     Net interest income totaled $3.9 million for the fourth quarter of 2004 compared to $3.8 million for the third quarter of 2004. The increase in net interest income was primarily due to an increase in interest income generated by continued growth of BVAC’s portfolio of auto contracts, which was partially offset by an increase in the cost of funds on BVAC’s warehouse credit facility resulting from rising market interest rates.

     Noninterest income was $2.9 million for the fourth quarter of 2004 compared to $1.5 million for the third quarter of 2004. The increase in noninterest income was primarily the result of unrealized gains on interest rate swaps held by BVAC, partially offset by decreased leasing income associated with the declining balance of the Company’s liquidating auto lease portfolio. Noninterest income for the fourth quarter of 2004 included $1.0 million of unrealized gains on interest rate swaps, while the third quarter of 2004 included $1.4 million of unrealized losses. This volatility was primarily due to fluctuations in intermediate-term interest rates during this period. During 2004, BVAC had $2.1 million of unrealized gains on interest rate swaps, reflecting the increase in intermediate term rates that occurred since the beginning of the year.

     Total noninterest expense was $7.8 million for the fourth quarter of 2004 compared to $7.3 million for the third quarter of 2004. The increase in noninterest expense was primarily due to $0.8 million of writedowns in the Company’s real estate owned portfolio and a $0.5 million increase in general and administrative expenses resulting primarily from consulting fees incurred in connection with the Company’s implementation of the Sarbanes-Oxley Act of 2002. These increases were partially offset by a $0.8 million decrease in leasing expense.

Financial Condition

     The Company’s total assets were $423.8 million at December 31, 2004, compared to $364.1 million at December 31, 2003. The growth in total assets was primarily due to $162.0 million of net growth in auto loan contracts, partially offset by $56.6 million of payoffs on the Company’s auto leasing business.

     At December 31, 2004, the Company had tax assets of approximately $16.7 million, consisting of net tax assets of $38.2 million less a valuation allowance of $21.5 million.

     On December 31, 2004, the Company distributed $14.8 million in cash, or $2.25 per share, to the holders of its common stock.

BVAC

     BVAC acquires auto installment contracts from a network of approximately 7,000 manufacturer-franchised and independent auto dealers in 33 states. BVAC has positioned itself in the market as a lender for well-qualified borrowers. While BVAC competes with other lenders for good credit quality auto loans, it offers specialized products such as extended term financing and larger advances for high credit quality customers and uses these products to establish relationships with automobile dealers.

     BVAC’s net interest income for the fourth quarter of 2004 improved to $3.8 million from $3.6 million in the third quarter of 2004, primarily due to continued growth in its inventory of auto contracts. During the fourth quarter of 2004, BVAC purchased $80.7 million of auto contracts, an increase of 16.1% compared to purchases of $69.5 million in the third quarter of 2004 and an increase of 19.7% from purchases of $67.4 million in the fourth quarter of 2003. BVAC attributes this increase to the initial success of its efforts to broaden its market for good credit quality customers and its focus on expanding its origination of high quality loans. BVAC has consistently improved its monthly loan originations since September 2004, and its December 2004 loan originations were the highest achieved during any month in 2004.

     For the fourth quarter of 2004, BVAC’s purchased contract rates averaged 8.09% compared to third quarter rates that averaged 8.06%. Credit quality indicators also improved in the fourth quarter of 2004. FICO scores for the quarter averaged 746 compared to an average of 742 for third quarter 2004 production. Net chargeoffs were at 1.11% of managed contracts in the fourth quarter of 2004 compared to 1.01% for the third quarter of 2004.

     During 2004, BVAC sold $24.8 million of auto contracts on a “whole loan” basis with servicing retained. At December 31, 2004, BVAC was servicing 28,283 auto contracts with an aggregate outstanding balance of $571 million compared to 28,146 auto contracts with an aggregate outstanding balance of $557 million at September 30, 2004.

Liquidation Activities

     The Company continues to dispose of the assets and satisfy the liabilities it assumed from Bay View Bank, N.A., whose dissolution was effective on September 30, 2003. Since December 31, 2003, $98.2 million of these assets have been liquidated and $45.4 million of liabilities have been discharged. At December 31, 2004, remaining assets to be liquidated totaled approximately $61.5 million compared to $159.7 million at December 31, 2003. Remaining liabilities to be satisfied totaled $19.7 million at December 31, 2004 compared to $65.0 million at December 31, 2003.

     Nonperforming assets, net of mark-to-market valuation allowances, were $4.7 million at December 31, 2004. Total loans that were delinquent 60 days or more were $0.9 million at December 31, 2004.

Other

     During the fourth quarter of 2003, the Company’s Board of Directors amended the Plan of Dissolution and Stockholder Liquidity (the “Plan”), which the Company adopted in October 2002, to become a plan of partial liquidation. As a result, the Company discontinued its use of the liquidation basis of accounting, which it used from September 30, 2002 through September 30, 2003, and re-adopted the going concern basis of accounting effective October 1, 2003. Accordingly, the Company is providing the following financial statements herein:

Financial Condition: Consolidated Statements of Financial Condition as of December 31, 2004 and December 31, 2003.

Results of Operations / Change in Net Assets: Consolidated Statements of Operations and Comprehensive Loss for the three-month periods ended December 31, 2004, September 30, 2004 and December 31, 2003 as well as for the year ended December 31, 2004 and a Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis) for the nine-month period ended September 30, 2003.

     The Company will host a conference call at 2:00 p.m. PST on January 26, 2005 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password “BVC.” An audio replay of this conference call will be available through Friday, February 25, 2005 and can be accessed by dialing 1-888-568-0871.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California. Its common stock is listed on the NYSE: BVC. For more information, visit the Company’s website at www.bayviewcapital.com.

Forward-Looking Statements

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company currently believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated by the forward-looking statements will be realized. For information regarding factors that could cause the results contemplated by the forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of both the Company’s plan of partial liquidation, including any financial goals related to contemplated asset resolution and the Company’s plan for the continuing operation of the auto business, including the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such forward-looking statements or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Bay View Capital Corporation
Consolidated Statements of Financial Condition

	December 31,
	2004	December 31,
	(Unaudited)	2003
	(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions	$4,436	$11,434
Short-term investments	11	129

	4,447	11,563
Restricted cash	26,845	32,240

Securities available-for-sale:
Retained interests in securitizations	22,636	28,590
Mortgage-backed and other securities	—	6,139
Loans held-for-sale:
Installment contracts	75,021	165,874
Other loans	902	12,074
Installment contracts held-for-investment, net	252,863	—
Investment in operating lease assets, net	10,041	66,657
Real estate owned, net	3,379	4,955
Premises and equipment, net	733	371
Repossessed vehicles	439	438
Income taxes, net	16,699	21,031
Goodwill	1,846	1,846
Other assets	7,907	12,340

Total assets	$423,758	$364,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Borrowings:
Warehouse credit facility	$298,755	$138,221
Other borrowings	1,895	16,055
Junior Subordinated Deferrable Interest Debentures	—	24,784
Other liabilities	9,629	17,500
Liquidation reserve	8,856	11,626

Total liabilities	319,135	208,186

Stockholders’ equity:
Common stock ($.01 par value); authorized, 80,000,000 shares; issued, 2004 – 6,597,303 shares; 2003 – 6,579,333 shares; outstanding, 2004 – 6,593,860 shares; 2003 – 6,575,890 shares	66	658
Additional paid-in capital	109,579	156,588
Accumulated deficit	(4,156)	(673)
Treasury stock, at cost; 2004 – 3,443 shares; 2003 – 3,443 shares	(587)	(587)
Accumulated other comprehensive loss	(279)	(54)

Total stockholders’ equity	104,623	155,932

Total liabilities and stockholders’ equity	$423,758	$364,118

Bay View Capital Corporation
Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended
	December 31,	September 30,
	2004	2004	December 31,
	(Unaudited)	(Unaudited)	2003
	(In thousands, except per share amounts)
Interest income:
Interest on loans and leases	$5,820	$5,217	$3,757
Interest on mortgage-backed securities	—	—	166
Interest and dividends on investment securities	705	743	1,013

	6,525	5,960	4,936

Interest expense:
Interest on borrowings	2,593	2,147	3,612

	2,593	2,147	3,612

Net interest income	3,932	3,813	1,324
Provision for losses on installment contracts	760	331	—

Net interest income after provision for losses on installment contracts	3,172	3,482	1,324

Noninterest income:
Leasing income	1,607	2,510	6,907
Loan servicing income	624	720	1,132
Unrealized gains (losses) on interest rate swap agreements	976	(1,433)	(176)
Unrealized losses on installment contracts and other loans	(289)	(249)	—
Loan fees and charges	154	239	213
Gains (losses) on sale of assets and liabilities, net	(293)	(367)	657
Other, net	83	68	1,602

	2,862	1,488	10,335

Noninterest expense:
General and administrative	6,515	6,009	5,747
Leasing expense	458	1,190	5,938
Real estate owned operations, net	866	109	831

	7,839	7,308	12,516

Loss before income tax benefit	(1,805)	(2,338)	(857)
Income tax benefit	(708)	(917)	(184)

Net loss	$(1,097)	$(1,421)	$(673)

Basic loss per share	$(0.17)	$(0.22)	$(0.10)

Diluted loss per share	$(0.17)	$(0.22)	$(0.10)

Weighted-average basic shares outstanding	6,591	6,588	6,419

Weighted-average diluted shares outstanding	6,591	6,588	6,419

Net loss	$(1,097)	$(1,421)	$(673)
Other comprehensive loss, net of tax:
Change in unrealized loss on securities available-for-sale, net of tax benefit of $254, $254 and $35 for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003, respectively	(397)	(398)	(54)

Other comprehensive loss	(397)	(398)	(54)

Comprehensive loss	$(1,494)	$(1,819)	$(727)

Bay View Capital Corporation
Consolidated Statement of Operations and Comprehensive Loss
(Unaudited)

For the Year
Ended
December 31, 2004
(In thousands,
except
per share amounts)
Interest income:
Interest on loans and leases	$19,700
Interest on mortgage-backed securities	31
Interest and dividends on investment securities	2,878

22,609

Interest expense:
Interest on borrowings	8,845

8,845

Net interest income	13,764
Provision for losses on installment contracts	1,612

Net interest income after provision for losses on installment contracts	12,152

Noninterest income:
Leasing income	12,941
Loan servicing income	3,143
Unrealized gains on interest rate swap agreements	2,140
Unrealized losses on installment contracts and other loans	(1,643)
Loan fees and charges	1,117
Loss on sale of assets and liabilities, net	(1,630)
Other, net	1,679

17,747

Noninterest expense:
General and administrative	25,211
Leasing expense	9,163
Real estate owned operations, net	1,255

35,629

Loss before income tax benefit	(5,730)
Income tax benefit	(2,248)

Net loss	$(3,482)

Basic loss per share	$(0.53)

Diluted loss per share	$(0.53)

Weighted-average basic shares outstanding	6,585

Weighted-average diluted shares outstanding	6,585

Net loss	$(3,482)
Other comprehensive loss, net of tax:
Change in unrealized loss on securities available-for-sale, net of tax benefit of $144 for the year ended December 31, 2004	(225)

Other comprehensive loss	(225)

Comprehensive loss	$(3,707)

Bay View Capital Corporation
Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis)
(Unaudited)

For the Nine Months
Ended
September 30, 2003
(Dollars in thousands)
Net assets in liquidation at beginning of period	$410,064

Pre-tax loss from operations	(4,595)
Changes in estimated values of assets and liabilities	(5,995)
Income tax benefit	6,252

Net loss from operations	(4,338)

Other changes in net assets in liquidation (1)	4,088

Net assets in liquidation at end of period	$409,814

(1) Primarily represents proceeds from stock options and warrants exercised.

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA

				For the Year	For the Nine
				Ended	Months Ended
	For the Three Months Ended			December 31,	September 30,
	December 31,	September 30,		2004	2003
	2004	2004	December 31,	(Unaudited)	(Unaudited)
	(Unaudited)	(Unaudited)	2003	Going Concern	Liquidation
	Going Concern Basis			Basis	Basis
	(Dollars in thousands)
Selected Results of Operations/Changes in Net Assets in Liquidation Information:
Net interest income (1)	$3,932	$3,813	$1,324	$13,764	$9,540
Provision for losses on installment contracts	(760)	(331)	—	(1,612)	—
Leasing income	1,607	2,510	6,907	12,941	32,578
Loan servicing income	624	720	1,132	3,143	3,689
Unrealized gains (losses) on interest rate swap agreements	976	(1,433)	(176)	2,140	(1,448)
Unrealized losses on installment contracts and other loans	(289)	(249)	—	(1,643)	—
Loan fees and charges	154	239	213	1,117	1,007
Gain (loss) on sale of assets and liabilities, net	(293)	(367)	657	(1,630)	787
Other income, net	83	68	1,602	1,679	474
General and administrative expense	(6,515)	(6,009)	(5,747)	(25,211)	(26,338)
Leasing expense	(458)	(1,190)	(5,938)	(9,163)	(24,421)
Other expense	(866)	(109)	(831)	(1,255)	(463)

Pre-tax loss from operations	(1,805)	(2,338)	(857)	(5,730)	(4,595)
Changes in estimated liquidation values of assets and liabilities	—	—	—	—	(5,995)
Income tax benefit	708	917	184	2,248	6,252
Other changes in net assets in liquidation	—	—	—	—	4,088

Change in net assets in liquidation	—	—	—	—	$(250)

Net loss	$(1,097)	$(1,421)	$(673)	$(3,482)

	At December 31,	At September 30,
	2004	2004	At December 31,
	(Unaudited)	(Unaudited)	2003
	Going Concern Basis
		(Dollars in thousands)
Installment Contracts and Loans Receivable:
Auto installment contracts (2)
Installment contracts held-for-sale	$75,021	$129,371	$165,874
Installment contracts held-for-investment	252,863	147,703	—

Total auto installment contracts	327,884	277,074	165,874

Other loans and leases:
Franchise loans	583	593	6,428
Asset-based loans, syndicated loans, factored receivables and commercial leases	319	332	844
Business loans	—	—	4,802

Total other loans and leases	902	925	12,074

Installment contracts and loans receivable (3)	$328,786	$277,999	$177,948

Credit Quality (Liquidating Portfolio):
Nonperforming assets – total (4)	$4,282	$5,104	$6,795
Nonperforming assets – franchise	$3,792	$4,602	$5,757

Loans and leases delinquent 60 days or more	$902	$925	$563
Loans and leases delinquent 60 days or more – franchise	$583	$593	$—

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA (continued)

	At December 31,	At September 30,
	2004	2004	At December 31,
	(Unaudited)	(Unaudited)	2003
	Going Concern Basis
	(Dollars in thousands, except per share amounts)
Per Share Data:
Book value per share (5)	$15.87	$18.35	$23.71

Other Data:
Full-time equivalent employees, including BVAC	125	128	143

(1)	Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and, accordingly, dividend expense on the Capital Securities has been reflected in interest on borrowings.

(2)	Excludes auto-related operating lease assets reported separately from loans and leases totaling $10.0 million, $16.5 million, and $66.7 million at December 31, 2004, September 30, 2004 and December 31, 2003, respectively.

(3)	Includes allowances for mark-to-market valuation reserves and credit losses of $2.7 million, $2.0 million and $3.2 million at December 31, 2004, September 30, 2004 and December 31, 2003, respectively.

(4)	Nonperforming assets include mark-to-market valuation reserves of $1.2 million, $1.2 million and $1.4 million at December 31, 2004, September 30, 2004 and December 31, 2003, respectively.

(5)	Book value per share is presented on a post-reverse stock split basis.

BAY VIEW ACCEPTANCE CORPORATION

	At December 31,	At September 30,
	2004	2004	At December 31,
	(Unaudited)	(Unaudited)	2003
	Going Concern Basis
		(Dollars in thousands)
Selected Balance Sheet Information:
Cash and cash equivalents	$3,278	$5,226	$2,841
Restricted cash	7,540	9,768	5,130
Retained interest in auto loan securitization	22,636	24,680	29,789
Installment contracts held-for-sale	75,021	129,371	165,874
Installment contracts held-for-investment, net	252,863	147,703	—
Advances to parent	3,010	—	—
Other assets	8,677	8,215	6,861

Total assets	$373,025	$324,963	$210,495

Advances from parent	$—	$4,220	$802
Warehouse line	298,755	246,006	138,221
Other liabilities	11,502	12,247	10,236

Total liabilities	310,257	262,473	149,259
Stockholder’s equity	62,768	62,490	61,236

Total liabilities and stockholder’s equity	$373,025	$324,963	$210,495

BAY VIEW ACCEPTANCE CORPORATION (Continued)

				For the Year
	For the Three Months Ended			Ended	For the Year
	December 31,	September 30,		December 31,	Ended
	2004	2004	December 31,	2004	December 31,
	(Unaudited)	(Unaudited)	2003	(Unaudited)	2003
	Going Concern Basis
		(Dollars in thousands)
Selected Results of Operations Information:
Interest on auto contracts	$5,821	$5,170	$4,713	$19,298	$13,351
Interest on investment securities	620	638	540	2,576	2,859
Interest expense on borrowings	(2,647)	(2,177)	(1,269)	(7,831)	(4,193)

Net interest income	3,794	3,631	3,984	14,043	12,017
Provision for losses on installment contracts	(760)	(331)	—	(1,612)	—
Loan servicing income	621	712	1,056	3,093	3,884
Unrealized gains (losses) on interest rate swap agreements	976	(1,433)	(176)	2,137	(1,624)
Unrealized gains (losses) on installment contracts held-for-sale	(289)	181	(702)	(1,213)	380
Loan fees and charges	124	204	215	734	888
Gain (loss) on sale of assets, net	(452)	(863)	595	(1,770)	232
Other income, net	49	50	370	176	1,430
General and administrative expense	(2,950)	(2,668)	(3,694)	(11,274)	(13,244)

Income (loss) before income taxes	1,113	(517)	1,648	4,314	3,963
Income tax benefit (expense)	(438)	166	(676)	(1,797)	(1,643)

Net income (loss)	$675	$(351)	$972	$2,517	$2,320

Selected Production Information:
Dollar value of contracts purchased	$80,689	$69,474	$67,413	$295,348	$279,521
Number of contracts purchased	2,889	2,364	2,292	10,043	9,762
Average balance of contracts purchased	$27.9	$29.4	$29.4	$29.4	$28.6
Weighted-average contract rate	8.09%	8.06%	8.03%	7.98%	8.35%
Average FICO credit score	746	742	735	739	732

Selected Credit Quality Information:
Net chargeoffs on managed contracts for period	$1,566	$1,409	$1,882	$6,404	$6,994
Net chargeoffs as a percentage of average managed contracts (annualized)	1.11%	1.01%	1.32%	1.14%	1.17%
Contracts delinquent 30 days or more as a percentage of managed contracts (as of period-end)	0.63%	0.30%	0.49%	0.63%	0.49%
Average Managed Contracts	$564,667	$557,744	$569,057	$562,155	$593,207

	At December 31,	At September 30,
	2004	2004	At December 31,
	(Unaudited)	(Unaudited)	2003
	(Dollars in thousands)
Managed Assets:
Total managed contracts	$570,864	$556,802	$567,293
Total number of contracts	28,283	28,146	31,035

Other Data:
Full-time equivalent employees	104	106	102